                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant | |

Check the appropriate box:

     | | Preliminary Proxy Statement

     | | Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     | | Definitive Proxy Statement

     |X| Definitive Additional Materials

     | | Soliciting Material Under Rule 14a-12

                       LONE STAR STEAKHOUSE & SALOON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     | | No fee required.

     |X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
             COMMON STOCK, $.01 PAR VALUE PER SHARE, OF LONE STAR STEAKHOUSE &
             SALOON, INC.

         (2) Aggregate number of securities to which transaction applies:
             21,434,908 SHARES OF COMMON STOCK AND OPTIONS TO PURCHASE 3,593,734
             SHARES OF COMMON STOCK.

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): THE
             FILING FEE WAS DETERMINED BY MULTIPLYING 0.000107 BY THE SUM OF (I)
             $586,244,734, WHICH IS THE PRODUCT OF 21,434,908 OUTSTANDING SHARES
             OF LONE STAR STEAKHOUSE & SALOON, INC. COMMON STOCK AND THE
             TRANSACTION CONSIDERATION OF $27.35 PER SHARE AND (II) $35,110,781,
             WHICH IS THE PRODUCT OF OUTSTANDING OPTIONS TO PURCHASE 3,593,734
             SHARES OF COMMON STOCK AND $9.77, WHICH IS THE AMOUNT EQUAL TO THE
             EXCESS OF $27.35 PER SHARE OVER THE WEIGHTED AVERAGE EXERCISE PRICE
             PER SHARE OF SUCH OUTSTANDING OPTIONS.

         (4) Proposed maximum aggregate value of transaction: $621,355,515

         (5) Total fee paid: $66,485

     | | Fee paid previously with written preliminary materials:

     |X| Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid: $65,664

         (2) Form, Schedule or Registration Statement No.: SCHEDULE 14A

         (3) Filing Party: LONE STAR STEAKHOUSE & SALOON, INC.

         (4) Date Filed: AUGUST 30, 2006

                       LONE STAR STEAKHOUSE & SALOON, INC.
                                224 EAST DOUGLAS
                                    SUITE 700
                              WICHITA, KANSAS 67202

                          SUPPLEMENT TO PROXY STATEMENT

             NEW AGGREGATE CONSIDERATION OF $27.35 PER SHARE IN CASH

      DATE OF RECONVENED SPECIAL MEETING OF STOCKHOLDERS: DECEMBER 12, 2006

                           YOUR VOTE IS VERY IMPORTANT
                           ---------------------------

                                                                December 5, 2006

Dear Stockholder:

         On or about October 23, 2006, we mailed to you a definitive proxy statement relating to a special meeting of stockholders of Lone Star Steakhouse
& Saloon, Inc. to be held on November 30, 2006 for the purpose of voting on a proposal to adopt the Agreement and Plan of Merger, dated as of August 18, 2006, by and among Lone Star Steakhouse & Saloon, Inc., Lone Star U.S. Acquisitions
LLC ("Lone Star Acquisitions") and COI Acquisition Corp., an affiliate of Lone
Star Acquisitions. As a result of the transactions contemplated by the merger agreement, Lone Star Acquisitions and its affiliates will acquire our entire company, including all of our restaurant operations, which include Lone Star
Steakhouse & Saloon, Texas Land & Cattle Co., Sullivan's Steakhouse, Del
Frisco's Double Eagle Steak House and Frankie's Italian Grille.

         On November 30, 2006, the parties amended the original merger agreement to increase the aggregate consideration to be received by our stockholders as a result of the transactions contemplated by the merger agreement from $27.10 to
$27.35 per share in cash, without interest. No other amendments were made to the original merger agreement. The original merger agreement as so amended is referred to in the accompanying proxy supplement as the "amended merger agreement." The amendment to the original merger agreement is attached to the accompanying proxy supplement as Annex A.

         At the special meeting of stockholders to act on the original merger agreement convened on November 30, 2006, we received the requisite vote of our stockholders to adjourn the special meeting. The special meeting was adjourned and will be reconvened on Tuesday, December 12, 2006, at 1:00 p.m., Eastern
Time, to allow our stockholders to consider the increased transaction consideration and amended merger agreement, as well as the other information that updates the information in the definitive proxy statement previously mailed to our stockholders. At that time, the special meeting will resume at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at Park
Avenue Tower, 65 East 55th Street, New York, New York 10022.

         IF YOU HAVE ALREADY SUBMITTED A PROXY, YOU DO NOT NEED TO DO ANYTHING
UNLESS YOU WISH TO CHANGE YOUR VOTE. IF YOU HAVE NOT PREVIOUSLY VOTED OR IF YOU
WISH TO REVOKE OR CHANGE YOUR VOTE, PLEASE COMPLETE, SIGN, DATE AND RETURN THE
ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED WITHOUT DELAY OR PROMPTLY SUBMIT
YOUR PROXY BY TELEPHONE OR OVER THE INTERNET FOLLOWING THE INSTRUCTIONS ON THE
PROXY CARD, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

         The steps of the transactions contemplated by the amended merger agreement remain as follows: (1) we will sell to an affiliate or affiliates of
Lone Star Acquisitions all of the shares of capital stock of certain of our subsidiaries designated by Lone Star Acquisitions, which sales are referred to as the "transfers;" and (2) immediately thereafter, COI Acquisition Corp. will merge with and into us and we will be the surviving corporation in the merger and become an affiliate of Lone Star Acquisitions. TOGETHER, THE TRANSFERS AND
THE MERGER WILL RESULT IN THE SALE OF OUR ENTIRE COMPANY TO LONE STAR

ACQUISITIONS AND ITS AFFILIATES. WE WILL NOT CONSUMMATE ONE OF THESE
TRANSACTIONS WITHOUT THE OTHER.

         As a result of the amended merger agreement, upon completion of the transfers and the merger, each share of our common stock not held by Lone Star
Acquisitions, COI Acquisition Corp. or us, or by our stockholders who perfect their appraisal rights under Delaware law, will automatically be converted into the right to receive an aggregate of $27.35 in cash, without interest.

         The consummation of the transactions contemplated by the amended merger agreement is NOT conditioned on (1) Lone Star Acquisitions obtaining financing or (2) our obtaining consents to the transactions under any of our real property leases or under any federal, state, city or local law governing the sale of liquor that may be applicable.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
ADOPTION OF THE AMENDED MERGER AGREEMENT AND THE APPROVAL OF THE TRANSACTIONS
CONTEMPLATED THEREBY AND "FOR" THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL
MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE
INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE AMENDED
MERGER AGREEMENT AND APPROVE THE TRANSACTIONS CONTEMPLATED THEREBY.

         The record date for the special meeting has not changed. Only stockholders of record at the close of business on October 17, 2006 are entitled to receive notice of and to vote at the adjourned special meeting. The accompanying proxy supplement contains additional information about us, Lone
Star Acquisitions and the amended merger agreement. We urge you to read this document, including the amended merger agreement attached as Annex A, carefully and in its entirety. We also urge you, if you have not done so already, to read the definitive proxy statement previously sent to you, carefully and in its entirety.

         YOUR VOTE IS EXTREMELY IMPORTANT. In order to approve the amended merger agreement and the transactions contemplated thereby, holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of adopting the amended merger agreement and the transactions contemplated thereby. IF YOU FAIL TO VOTE IN PERSON OR BY PROXY, OR ABSTAIN FROM
VOTING, IT WILL HAVE EXACTLY THE SAME EFFECT AS VOTING AGAINST ADOPTING THE
AMENDED MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

         LONE STAR ACQUISITIONS IS AN AFFILIATE OF LONE STAR FUNDS, A
DALLAS-BASED PRIVATE EQUITY FIRM. NEITHER LONE STAR FUNDS NOR LONE STAR
ACQUISITIONS, DESPITE THE SIMILARITY IN NAME, IS AN AFFILIATE OR ASSOCIATE OF
LONE STAR STEAKHOUSE & SALOON, INC., AND NEITHER LONE STAR FUNDS NOR LONE STAR
ACQUISITIONS HAS ANY RELATIONSHIP WITH LONE STAR STEAKHOUSE & SALOON, INC.,
EXCEPT WITH RESPECT TO THE AMENDED MERGER AGREEMENT. NO MEMBERS OF THE
MANAGEMENT OR THE BOARD OF DIRECTORS OF LONE STAR STEAKHOUSE & SALOON, INC. WILL
BE PARTICIPATING WITH LONE STAR FUNDS OR LONE STAR ACQUISITIONS IN THE PURCHASE
OF LONE STAR STEAKHOUSE & SALOON, INC.

         This proxy supplement and the form of the proxy are first being sent to the stockholders on or about December 6, 2006.

                                   Sincerely,

                                    /s/ Gerald T. Aaron
                                    -------------------
                                    Gerald T. Aaron
                                    Secretary

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

INTRODUCTION...................................................................1
UPDATE TO THE SUMMARY TERM SHEET...............................................1
UPDATE TO QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Annex A           First Amendment, dated as of November 30, 2006, to Agreement and Plan of Merger, dated as of August 18, 2006, by and among
                  Lone Star Steakhouse & Saloon, Inc., Lone Star U.S.
                  Acquisitions LLC and COI Acquisition Corp.

                                  INTRODUCTION

         The information provided in the definitive proxy statement previously mailed to our stockholders on or about October 23, 2006, which we refer to in this proxy supplement as the "definitive proxy statement," continues to apply, except as described in this proxy supplement. To the extent information in this proxy supplement differs from, updates or conflicts with information contained in the definitive proxy statement, the information in this proxy supplement is the more current information. If you need another copy of the definitive proxy statement, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3488. The definitive proxy statement may also be found on the Internet at http://www.sec.gov. See "Where You Can Find Additional
Information" beginning on page S-18 of this proxy supplement.

                        UPDATE TO THE SUMMARY TERM SHEET

         THIS UPDATED SUMMARY TERM SHEET HIGHLIGHTS SELECTED INFORMATION FROM
THIS PROXY SUPPLEMENT AND THE DEFINITIVE PROXY STATEMENT ABOUT THE PROPOSED
TRANSACTIONS CONTEMPLATED BY THE AMENDED MERGER AGREEMENT AND THE ADJOURNED
SPECIAL MEETING AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO
YOU AS A STOCKHOLDER OF LONE STAR STEAKHOUSE & SALOON, INC. ACCORDINGLY, WE
ENCOURAGE YOU TO READ CAREFULLY THIS ENTIRE PROXY SUPPLEMENT, THE ENTIRE
DEFINITIVE PROXY STATEMENT AND THE OTHER DOCUMENTS TO WHICH WE REFER YOU IN THIS
PROXY SUPPLEMENT AND THE DEFINITIVE PROXY STATEMENT.

         AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THE AMENDED MERGER
AGREEMENT, LONE STAR ACQUISITIONS AND ITS AFFILIATES WILL ACQUIRE OUR ENTIRE
COMPANY, INCLUDING ALL OF OUR RESTAURANT OPERATIONS, WHICH INCLUDE LONE STAR
STEAKHOUSE & SALOON, TEXAS LAND & CATTLE CO., SULLIVAN'S STEAKHOUSE, DEL
FRISCO'S DOUBLE EAGLE STEAK HOUSE AND FRANKIE'S ITALIAN GRILLE, AND OUR
STOCKHOLDERS WILL RECEIVE AN AGGREGATE OF $27.35 PER SHARE IN CASH, WITHOUT
INTEREST. TOGETHER, THE TRANSFERS AND THE MERGER WILL RESULT IN THE SALE OF OUR
ENTIRE COMPANY TO LONE STAR ACQUISITIONS AND ITS AFFILIATES. WE WILL NOT
CONSUMMATE ONE OF THESE TRANSACTIONS WITHOUT THE OTHER.

         REFERENCES IN THIS PROXY SUPPLEMENT TO "THE COMPANY," "LONE STAR
STEAKHOUSE," "WE," "OUR," "OUR COMPANY" AND "US" MEAN, UNLESS THE CONTEXT
INDICATES OTHERWISE, LONE STAR STEAKHOUSE & SALOON, INC. AND ITS CONSOLIDATED
SUBSIDIARIES; ALL REFERENCES TO "ACQUISITIONS" OR "LONE STAR ACQUISITIONS" REFER
TO LONE STAR U.S. ACQUISITIONS LLC; ALL REFERENCES TO "COI ACQUISITION" OR
"MERGER SUB" REFER TO COI ACQUISITION CORP.; ALL REFERENCES TO "PURCHASE SUB" OR
"PURCHASE SUBS" REFER TO AN AFFILIATE OR AFFILIATES OF LONE STAR ACQUISITIONS
THAT ARE OR WILL BE FORMED TO ACQUIRE THE CAPITAL STOCK OF THE TRANSFERRED
SUBSIDIARIES; ALL REFERENCES TO "ORIGINAL MERGER AGREEMENT" REFER TO THE
AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 18, 2006, BY AND AMONG LONE
STAR STEAKHOUSE & SALOON, INC., LONE STAR U.S. ACQUISITIONS LLC AND COI
ACQUISITION CORP.; ALL REFERENCES TO "MERGER AGREEMENT" OR "AMENDED MERGER
AGREEMENT" REFER TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 18,
2006, AS AMENDED AS OF NOVEMBER 30, 2006, BY AND AMONG LONE STAR STEAKHOUSE &
SALOON, INC., LONE STAR U.S. ACQUISITIONS LLC AND COI ACQUISITION CORP., AS IT
MAY BE AMENDED FROM TIME TO TIME; ALL REFERENCES TO THE "TRANSFERRED
SUBSIDIARIES" REFER TO OUR DIRECT AND INDIRECT SUBSIDIARIES DESIGNATED BY LONE
STAR ACQUISITIONS, ALL OF THE SHARES OF CAPITAL STOCK OF WHICH WILL BE SOLD BY
US TO PURCHASE SUB PURSUANT TO THE AMENDED MERGER AGREEMENT; ALL REFERENCES TO
"TRANSFERS" REFER TO THE SALE OF THE CAPITAL STOCK OF THE TRANSFERRED
SUBSIDIARIES TO PURCHASE SUB PURSUANT TO THE AMENDED MERGER AGREEMENT; ALL
REFERENCES TO THE "MERGER" REFER TO THE MERGER OF COI ACQUISITION WITH AND INTO
US PURSUANT TO THE AMENDED MERGER AGREEMENT; AND ALL REFERENCES TO THE
"TRANSACTIONS" REFER TO THE TRANSFERS AND THE MERGER.

                                      S-1

AMENDMENT TO MERGER AGREEMENT

         o        On November 30, 2006, the parties amended the original merger agreement to increase the aggregate consideration to be
                  received by our stockholders as a result of the transactions contemplated by the merger agreement from $27.10 to $27.35 per share in cash, without interest. No other amendments were made to the original merger agreement. The amendment to the
                  original merger agreement is attached to this proxy supplement as Annex A.

                  As a result of the amended merger agreement:

                      o    upon completion of the transfers and the merger, each
                           share of our common stock not held by Lone Star
                           Acquisitions, COI Acquisition Corp. or us, or by our
                           stockholders who perfect their appraisal rights under
                           Delaware law, will automatically be converted into
                           the right to receive an aggregate of $27.35 in cash,
                           without interest; and

                      o    a holder of outstanding options to purchase shares of
                           our common stock, whether or not then vested, at the
                           effective time of the merger, will be entitled to
                           receive a cash amount equal to the product of (a) the
                           amount, if any, by which $27.35 exceeds the exercise
                           price per share of each option held by such person at
                           the effective time of the merger, multiplied by (b)
                           the number of shares subject to such option held by
                           such person, less any applicable withholdings for
                           taxes. No consideration will be paid in respect of
                           any stock options for which the exercise price equals
                           or exceeds $27.35 per share.

         See "Amendment to the Merger Agreement" beginning on page S-10.

THE SPECIAL MEETING

         DATE, TIME AND PLACE

         o        The reconvened special meeting will be held on Tuesday,
                  December 12, 2006 at 1:00 p.m., Eastern Time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at
                  Park Avenue Tower, 65 East 55th Street, New York, New York
                  10022, to consider and vote upon proposals to adopt the
                  amended merger agreement and to approve the transactions
                  contemplated thereby, and to approve the adjournment of the special meeting, if necessary or appropriate, to solicit
                  additional proxies if there are insufficient votes at the time of the special meeting to approve the adoption of the amended merger agreement and the transactions contemplated thereby.

         RECORD DATE AND SHARES ENTITLED TO VOTE

         o        The record date for the special meeting has not changed. Only holders of record of our common stock at the close of business on October 17, 2006, the record date for the special meeting, are entitled to notice of, and to vote at, the special
                  meeting. On the record date, 21,434,908 shares of our common stock were issued and outstanding and held by approximately
                  295 holders of record.

                                      S-2

         VOTE REQUIRED

         o        In order to approve the amended merger agreement and the
                  transactions contemplated thereby, holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of adopting the amended merger agreement and the transactions contemplated thereby. IF YOU WITHHOLD A
                  VOTE OR ABSTAIN FROM VOTING ON THE PROPOSAL FOR THE ADOPTION
                  OF THE AMENDED MERGER AGREEMENT AND THE APPROVAL OF THE
                  TRANSACTIONS CONTEMPLATED THEREBY, IT WILL HAVE THE SAME
                  EFFECT AS A VOTE "AGAINST" THE PROPOSAL. Approval of the
                  proposal to adjourn the special meeting, if necessary or
                  appropriate, requires the favorable vote of a majority of the votes cast at the special meeting, in person or by proxy, even if less than a quorum.

         VOTING AGREEMENT

         o        In connection with the original merger agreement, Jamie B.
                  Coulter, our Chief Executive Officer, who holds and is
                  entitled to vote approximately 11.2% of our total common stock outstanding on the record date, entered into a voting
                  agreement in which he agreed, among other things, to vote his shares of our common stock in favor of the adoption of the original merger agreement and the transactions contemplated thereby, subject to specified exceptions. As a result of the amendment to the original merger agreement, Mr. Coulter's
                  voting agreement terminated in accordance with its terms. Mr.
                  Coulter has already voted his shares of our common stock in favor of the adoption of the amended merger agreement and the transactions contemplated thereby and has indicated that he does not intend to revoke or change his vote with respect to the adoption of the amended merger agreement.

         See "Update to The Special Meeting" beginning on page S-10.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         o        After careful consideration, our board of directors has
                  unanimously determined that the amended merger agreement, the sale of the transferred subsidiaries and the merger are
                  advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders and has unanimously approved the amended merger agreement, the sale of the transferred subsidiaries and the merger. The board of directors unanimously recommends that you vote "FOR" the adoption of the amended merger agreement and the approval of the transactions contemplated thereby at the special meeting and "FOR" the approval of the adjournment of the special
                  meeting, if necessary or appropriate, to solicit additional proxies. See "Update to The Transactions --Recommendation of the Board of Directors" beginning on page S-15.

OPINIONS DELIVERED TO THE BOARD OF DIRECTORS

         o        In connection with the original merger agreement, our board of directors received written opinions, each dated August 18,
                  2006, from North Point Advisors LLC and Thomas Weisel Partners
                  LLC as to the fairness to our stockholders, from a financial point of view and as of the date of the opinions, of the
                  aggregate $27.10 per share transaction consideration payable pursuant to the original merger agreement. The full text of
                  North Point's and Thomas Weisel Partners' written opinions are attached to the definitive proxy statement as Annex B and
                  Annex C, respectively. In view of the fact that, since August
                  18, 2006, the aggregate per share transaction consideration has increased from $27.10 to $27.35 while our financial

                                      S-3

                  results continue to deteriorate, North Point and Thomas Weisel
                  Partners were not requested to update their fairness opinions in connection with the amended merger agreement.

FINANCING FOR THE TRANSACTIONS; SOURCE AND AMOUNT OF FUNDS

         o        THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE
                  AMENDED MERGER AGREEMENT IS NOT CONDITIONED ON ACQUISITIONS
                  OBTAINING FINANCING. The total amount of funds required by
                  Acquisitions to pay the consideration to be paid for the
                  transferred subsidiaries and the merger, and to pay related fees and expenses, is estimated to be approximately $628
                  million. Acquisitions plans to fund this through its working capital, borrowings under existing lines of credit and other sources of immediately available funds. The foregoing estimate does not take into account the results of the exercise by
                  stockholders of dissenters' rights under Delaware law which may result in their receipt of consideration less than, more than or equal to the transaction consideration which would have been payable to them under the terms of the amended
                  merger agreement. See "Update to The Transactions --Financing for the Transactions; Source and Amount of Funds" beginning on page S-15.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

         o        When considering our board of directors' unanimous
                  recommendation that our stockholders vote in favor of the
                  adoption of the amended merger agreement and approval of the transactions contemplated thereby, you should be aware that some of our directors and executive officers have interests in the transactions that are different from, or in addition to, the interests of our stockholders. See "Update to The
                  Transactions--Interests of Certain Persons in the
                  Transactions" beginning on page S-15.

                  Our board of directors knew about these additional interests and considered them, among other matters, when it approved the amended merger agreement and determined that the sale of the transferred subsidiaries, the merger and the amended merger agreement are advisable and are fair to us and our
                  stockholders, and in our best interest and the best interest of our stockholders.

                                      S-4

 UPDATE TO QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

         The following questions and answers briefly address some commonly asked questions regarding the adjourned special meeting, the amended merger agreement and the transactions. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy supplement, the definitive proxy statement, the appendices to this proxy supplement and the definitive proxy statement and the other documents we refer to in this proxy supplement and the definitive proxy statement.

Q.       WHY ARE OUR STOCKHOLDERS RECEIVING THIS SUPPLEMENT TO THE DEFINITIVE
         PROXY STATEMENT?

A.       We are sending you this proxy supplement because on November 30, 2006, we, Lone Star Acquisitions and Merger Sub amended the original merger agreement. As a result of this amendment, the aggregate transaction consideration payable to holders of our common stock upon consummation of the transactions was increased from the $27.10 per share in cash provided in the original merger agreement to $27.35 per share in cash.
         This proxy supplement provides information with respect to the amended merger agreement and updates, where applicable, the definitive proxy statement previously mailed to you.

Q.       WHAT SHOULD I DO IF I HAVE ALREADY VOTED MY SHARES?

A.       First, carefully read and consider the information contained in this proxy supplement and the definitive proxy statement, including the appendices. IF YOU HAVE ALREADY SUBMITTED A PROXY, YOU DO NOT NEED TO
         DO ANYTHING UNLESS YOU WANT TO CHANGE YOUR VOTE. IF YOU WANT TO CHANGE
         YOUR VOTE, YOU NEED TO SEND IN A NEW PROXY CARD (ONE IS INCLUDED WITH
         THIS PROXY SUPPLEMENT), SUBMIT ANOTHER PROXY BY TELEPHONE OR OVER THE
         INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR ATTEND THE
         SPECIAL MEETING AND VOTE IN PERSON. Otherwise, your shares will be voted on the amended merger agreement as indicated in the proxy card you sent earlier or pursuant to the proxy you previously submitted by telephone or over the Internet. If you are a registered holder and you wish to change your vote, please complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided as soon as possible or promptly submit your proxy by telephone or over the
         Internet following the instructions on the proxy card. If your shares are held in "street name" by your broker and you wish to change your vote, you should follow the procedures provided to you by your broker regarding how to instruct your broker to vote your shares.

Q.       WHAT SHOULD I DO IF I HAVE NOT VOTED MY SHARES?

A.       First, carefully read and consider the information contained in this proxy supplement and the definitive proxy statement, including the appendices. If you are a registered holder and you have not already submitted a proxy, please complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided as soon as possible or promptly submit your proxy by telephone or over the
         Internet following the instructions on the proxy card. If your shares are held in "street name" by your broker and you have not already submitted a proxy, you should follow the procedures provided to you by your broker regarding how to instruct your broker to vote your shares.

                                      S-5

Q.       WHEN AND WHERE IS THE ADJOURNED SPECIAL MEETING?

A.       The adjourned special meeting will be reconvened on Tuesday, December
         12, 2006 at 1:00 p.m., Eastern Time, at the offices of Olshan Grundman
         Frome Rosenzweig & Wolosky LLP, located at Park Avenue Tower, 65 East
         55th Street, New York, New York 10022.

Q.       WHAT MATTERS WILL WE VOTE ON AT THE SPECIAL MEETING?

A.       You will vote on the following proposals:

         o        to adopt the amended merger agreement and to approve the
                  transactions contemplated thereby; and

         o        to approve the adjournment of the special meeting, if
                  necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special
                  meeting to adopt the amended merger agreement and approve the transactions contemplated thereby.

         By returning your proxy card or submitting your vote by telephone or over the Internet, you will also authorize the proxies named on the proxy card to consider and take action upon such other business as may properly come before the special meeting or any adjournment thereof.

         None of the proposals to be acted upon at the special meeting is conditioned upon the approval of any other proposal.

Q.       HOW DOES OUR BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

A.       Our board of directors recommends that you vote:

         o        "FOR" the adoption of the amended merger agreement and
                  approval of the transactions contemplated thereby; and

         o        "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.       WHAT ARE THE REQUIRED VOTES FOR THE PROPOSALS?

A.       In order to approve the amended merger agreement, holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of adopting the amended merger agreement and the transactions contemplated thereby. IF YOU WITHHOLD A VOTE OR ABSTAIN
         FROM VOTING ON THE PROPOSAL FOR THE ADOPTION OF THE AMENDED MERGER
         AGREEMENT AND THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, IT
         WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE PROPOSAL. Approval of
         the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast at the special meeting, in person or by proxy, even if less than a quorum.

Q.       WHO MAY ATTEND THE SPECIAL MEETING?

A.       All of our stockholders who owned shares on October 17, 2006, the record date for the special meeting, may attend.

                                      S-6

Q.       WHO MAY VOTE AT THE SPECIAL MEETING?

A.       The record date for the special meeting has not changed. Only holders of record of our common stock as of the close of business on October
         17, 2006, the record date for the special meeting, may vote at the special meeting. As of the record date, we had 21,434,908 outstanding shares of common stock entitled to vote.

Q.       IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER
         VOTE MY SHARES FOR ME?

A.       Yes, but your broker will only be permitted to vote your shares of our common stock if you instruct your broker how to vote. You should follow the procedures provided to you by your broker regarding how to instruct your broker to vote your shares. Failure to instruct your broker to vote your shares will have exactly the same effect as voting against adoption of the amended merger agreement and the transactions contemplated thereby.

Q.       WHAT HAPPENS IF I WITHHOLD MY VOTE OR ABSTAIN FROM VOTING?

A.       IF YOU WITHHOLD A VOTE OR ABSTAIN FROM VOTING ON THE PROPOSAL FOR THE
         ADOPTION OF THE AMENDED MERGER AGREEMENT AND THE APPROVAL OF THE
         TRANSACTIONS CONTEMPLATED THEREBY, IT WILL HAVE THE SAME EFFECT AS A
         VOTE "AGAINST" THE PROPOSAL. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast at the special meeting, in person or by proxy, even if less than a quorum, and, therefore, withholding a vote or abstaining from voting will have no effect on the proposal to adjourn the special meeting.

Q.       WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

A.       Under stock market rules currently in effect, brokerage firms and nominees have the authority to vote their customers' unvoted shares on certain "routine" matters if the customers have not furnished voting instructions within a specified period prior to the special meeting.
         However, the proposal to adopt the amended merger agreement and the transactions contemplated thereby and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, are not considered "routine" matters and hence brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to the proposal to adopt the amended merger agreement and the transactions contemplated thereby or the proposal to adjourn the special meeting. If you hold your shares directly in your own name, they will not be counted as shares present for the purposes of establishing a quorum or be voted if you do not provide a proxy or attend the special meeting and vote the shares yourself.

         Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner of the shares and (2) the broker lacks the authority to vote the shares at the broker's discretion.
         Broker non-votes will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies because broker non-votes will not be considered votes cast, but will be counted as shares present and entitled to vote for the purposes of determining the presence of a quorum. With regard to the proposal to adopt the amended merger agreement and the transactions contemplated thereby, the shares represented by broker non-votes will also be considered present at the special meeting for the purposes of determining a quorum, but will have the same effect as a vote "AGAINST"
         the proposal because holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of the adoption of the amended merger agreement and the transactions contemplated thereby in order for this proposal to be approved.

                                      S-7

Q.       IF I HAVE GIVEN A PROXY, MAY I CHANGE MY VOTE?

A.       Yes. Until your proxy is voted at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

         o        by giving written notice of the revocation to our Secretary;

         o        by properly submitting another proxy by mail, telephone or the
                  Internet, with a later date; or

         o        by voting in person at the special meeting (if your shares are registered directly on our books and not held through a
                  broker, bank or other nominee).

         If you have instructed a broker to vote your shares, the
         above-described options for changing your vote do not apply; instead, you must follow the instructions received from your broker to change your vote.

         Your attendance at the special meeting will not in and of itself constitute a revocation of your proxy.

Q.       WHAT ARE THE PROPOSED TRANSACTIONS?

A.       In the proposed transactions, we will sell to Purchase Sub all of the shares of capital stock of the transferred subsidiaries and, immediately thereafter, Merger Sub will merge with and into us and we will be the surviving corporation in the merger. As a result of the transactions contemplated by the amended merger agreement, Acquisitions and its affiliates will acquire our entire company, including all of our restaurant operations, which include Lone Star Steakhouse & Saloon,
         Texas Land & Cattle Co., Sullivan's Steakhouse, Del Frisco's Double
         Eagle Steak House and Frankie's Italian Grille, and our stockholders will receive an aggregate of $27.35 per share in cash, without interest. Together, the transfers and the merger will result in the sale of our entire company to Acquisitions and its affiliates. We will not consummate one of these transactions without the other. As a result of the transactions, we will cease to be a publicly traded company, and we will become an affiliate of Acquisitions.

Q.       IF THE TRANSACTIONS ARE COMPLETED, WHAT WILL I BE ENTITLED TO RECEIVE
         FOR MY SHARES AND WHEN WILL I RECEIVE IT?

A.       As a result of the amended merger agreement, at the effective time of the merger, each outstanding share of our common stock (other than shares held by Acquisitions, Merger Sub or us, and other than shares held by stockholders properly exercising appraisal rights pursuant to
         Section 262 of the General Corporation Law of the State of Delaware)
         automatically will be converted into the right to receive the transaction consideration of an aggregate of $27.35 in cash, without interest. All shares of our common stock held by Acquisitions, Merger
         Sub or us will be retired and cancelled and no payment will be made in respect of those shares.

         Pursuant to Delaware law, holders of shares of our common stock will have the right to dissent from the transactions and receive the fair value of their shares. For a complete description of the procedures that must be followed to dissent from the transactions, see "The
         Transactions--Appraisal or Dissenters' Rights" in the definitive proxy

                                      S-8

         statement, as well as the text of Section 262 of the General
         Corporation Law of the State of Delaware, set forth in Annex D to the definitive proxy statement.

         After the transactions are completed, we will arrange for a letter of transmittal to be sent to each of our stockholders. The transaction consideration will be paid to each stockholder once that stockholder submits a properly completed and duly executed letter of transmittal, properly endorsed stock certificates and any other required documentation.

Q.       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A.       No. After we complete the transactions, you will receive written instructions informing you how to send in your stock certificates in order to receive the transaction consideration of $27.35 per share. You will receive your cash payment as soon as practicable after receipt of the stock certificates representing the shares of our common stock that you own, together with the completed documents requested in the instructions. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY
         CARD.

Q.       WHERE CAN I FIND MORE INFORMATION ABOUT LONE STAR STEAKHOUSE & SALOON,
         INC.?

A.       We file periodic reports and other information with the Securities and
         Exchange Commission, which we refer to as the "SEC." This information is available at the SEC's public reference facilities, and at the
         Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see the section of this proxy supplement entitled "Where You Can Find
         Additional Information."

Q.       WHO CAN HELP ANSWER MY QUESTIONS?

A.       If you have questions about the adjourned special meeting, the amended merger agreement or the transactions after reading this proxy supplement and the definitive proxy statement, you should contact our proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue,
         20th Floor, New York, New York 10022 or call Innisfree toll-free at
         (877) 456-3488.

                                      S-9

                        AMENDMENT TO THE MERGER AGREEMENT

         On November 30, 2006, we, Lone Star Acquisitions and Merger Sub entered into a First Amendment to the Agreement and Plan of Merger, dated as of August
18, 2006, among Lone Star Acquisitions, Merger Sub and us. The definitive proxy statement includes the original merger agreement as Annex A thereto and also includes a summary of the original merger agreement, beginning on page 51 of the definitive proxy statement. A copy of the amendment to the original merger agreement is attached as Annex A to this proxy supplement and is incorporated by reference into this discussion.

         The amendment to the original merger agreement provides for an increase in the aggregate transaction consideration payable to holders of our common stock upon consummation of the transactions from the $27.10 per share in cash, without interest, provided in the original merger agreement to $27.35 per share in cash, without interest. The increase in the aggregate transaction consideration will be effected by increasing the consideration payable in respect of the merger portion of the transactions from $6.33 per share to $6.58 per share, resulting in an increase in the aggregate transaction consideration from $27.10 per share to $27.35 per share.

         As a result of the amended merger agreement:

         o        upon completion of the transfers and the merger, each share of our common stock not held by Lone Star Acquisitions, COI
                  Acquisition Corp. or us, or by our stockholders who perfect their appraisal rights under Delaware law, will automatically be converted into the right to receive an aggregate of $27.35 in cash, without interest; and

         o        a holder of outstanding options to purchase shares of our
                  common stock, whether or not then vested, at the effective time of the merger, will be entitled to receive a cash amount equal to the product of (a) the amount, if any, by which
                  $27.35 exceeds the exercise price per share of each option held by such person at the effective time of the merger,
                  multiplied by (b) the number of shares subject to such option held by such person, less any applicable withholdings for
                  taxes. No consideration will be paid in respect of any stock options for which the exercise price equals or exceeds $27.35 per share.

         AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THE AMENDED MERGER
AGREEMENT, ACQUISITIONS AND ITS AFFILIATES WILL ACQUIRE OUR ENTIRE COMPANY,
INCLUDING ALL OF OUR RESTAURANT OPERATIONS, WHICH INCLUDE LONE STAR STEAKHOUSE &
SALOON, TEXAS LAND & CATTLE CO., SULLIVAN'S STEAKHOUSE, DEL FRISCO'S DOUBLE
EAGLE STEAK HOUSE AND FRANKIE'S ITALIAN GRILLE, AND OUR STOCKHOLDERS WILL
RECEIVE AN AGGREGATE OF $27.35 PER SHARE IN CASH, WITHOUT INTEREST. TOGETHER,
THE TRANSFERS AND THE MERGER WILL RESULT IN THE SALE OF OUR ENTIRE COMPANY TO
ACQUISITIONS AND ITS AFFILIATES. WE WILL NOT CONSUMMATE ONE OF THESE
TRANSACTIONS WITHOUT THE OTHER.

                          UPDATE TO THE SPECIAL MEETING

DATE, TIME AND PLACE

         As described in the definitive proxy statement, the special meeting of our stockholders was originally scheduled for November 30, 2006. The special meeting was convened on that date and we received the requisite vote of our stockholders needed to adjourn the special meeting. The special meeting was adjourned and will be reconvened on Tuesday, December 12, 2006, at 1:00 p.m.,
Eastern Time, to allow our stockholders to consider the increased transaction consideration and amended merger agreement. At that time, the special meeting will resume at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at Park Avenue Tower, 65 East 55th Street, New York, New York 10022.

                                      S-10

PURPOSE OF THE SPECIAL MEETING

         THE SPECIAL MEETING IS BEING RECONVENED TO CONSIDER AND VOTE UPON THE
TRANSACTIONS CONTEMPLATED BY THE AMENDED MERGER AGREEMENT, AS A RESULT OF WHICH
ACQUISITIONS AND ITS AFFILIATES WILL ACQUIRE OUR ENTIRE COMPANY, INCLUDING ALL
OF OUR RESTAURANT OPERATIONS, WHICH INCLUDE LONE STAR STEAKHOUSE & SALOON, TEXAS
LAND & CATTLE CO., SULLIVAN'S STEAKHOUSE, DEL FRISCO'S DOUBLE EAGLE STEAK HOUSE
AND FRANKIE'S ITALIAN GRILLE, AND OUR STOCKHOLDERS WILL RECEIVE AN AGGREGATE OF
$27.35 PER SHARE IN CASH, WITHOUT INTEREST.

         Specifically, at the special meeting, we will ask holders of our common stock to consider and vote on the following proposals:

         1.       To adopt the Agreement and Plan of Merger, dated as of August
                  18, 2006, as amended as of November 30, 2006, by and among
                  Lone Star Steakhouse & Saloon, Inc., Lone Star U.S.
                  Acquisitions LLC and COI Acquisition Corp., an affiliate of
                  Lone Star Acquisitions, pursuant to which we will sell to an affiliate or affiliates of Lone Star Acquisitions all of the shares of capital stock of certain of our subsidiaries
                  designated by Lone Star Acquisitions and, immediately
                  thereafter, COI Acquisition will merge with and into us, and we will be the surviving corporation in the merger and become an affiliate of Lone Star Acquisitions; and

         2.       To approve the adjournment of the special meeting, if
                  necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special
                  meeting to adopt the amended merger agreement and approve the transactions contemplated thereby.

         By returning your proxy card or submitting your vote by telephone or over the Internet, you will also authorize the proxies named on the proxy card to consider and take action upon such other business as may properly come before the special meeting or any adjournment thereof.

         Our board of directors has unanimously determined that the transfers, the merger and the amended merger agreement are advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders. Accordingly, the board of directors has unanimously approved the amended merger agreement and the transactions contemplated thereby. The board of directors unanimously recommends that you vote "FOR" the adoption of the amended merger agreement and the approval of the transactions contemplated thereby at the special meeting and "FOR" the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

RECORD DATE AND SHARES ENTITLED TO VOTE

         The record date for the special meeting has not changed. Only holders of record of our common stock at the close of business on October 17, 2006, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On the record date, 21,434,908 shares of our common stock were issued and outstanding and held by approximately 295 holders of record.

VOTE REQUIRED; VOTING AGREEMENT

         In order to adopt the amended merger agreement and approve the transactions contemplated thereby, holders of at least a majority of the outstanding shares of our common stock entitled to vote must vote in favor of

                                      S-11

adopting the amended merger agreement and the transactions contemplated thereby.
Each holder of our common stock is entitled to one vote for each share held of record on the record date. IF YOU WITHHOLD A VOTE OR ABSTAIN FROM VOTING ON THE
PROPOSAL RELATING TO THE ADOPTION OF THE AMENDED MERGER AGREEMENT AND THE
TRANSACTIONS CONTEMPLATED THEREBY, IT WILL HAVE THE SAME EFFECT AS A VOTE
"AGAINST" THE PROPOSAL.

         Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast at the special meeting, in person or by proxy, even if less than a quorum. For the proposal to adjourn the special meeting, abstentions will have no effect on the outcome, since an abstention is not a vote cast.

         In connection with the original merger agreement, Jamie B. Coulter, our
Chief Executive Officer, who holds and is entitled to vote approximately 11.2%
of our total common stock outstanding on the record date, entered into a voting agreement in which he agreed, among other things, to vote his shares of our common stock in favor of the adoption of the original merger agreement and the transactions contemplated thereby, subject to specified exceptions. As a result of the amendment to the original merger agreement, Mr. Coulter's voting agreement terminated in accordance with its terms. Mr. Coulter has already voted his shares of our common stock in favor of the adoption of the amended merger agreement and the transactions contemplated thereby and has indicated that he does not intend to revoke or change his vote with respect to the adoption of the amended merger agreement.

                                      S-12

                           UPDATE TO THE TRANSACTIONS

BACKGROUND OF THE TRANSACTIONS

         The definitive proxy statement describes the background of the transactions up to and including September 8, 2006. The discussion below supplements that description up to and including the date of this proxy supplement.

         On October 16, 2006, we issued a press release announcing our 2006 third quarter financial results which, among other things, demonstrated the continued deterioration of our Lone Star Steakhouse & Saloon flagship concept, as evidenced by a 9.4% decrease for our 2006 third quarter in comparable store sales for that concept. On December 4, 2006, we issued a press release updating our comparable store sales figures for the first eight weeks of our 2006 fourth quarter, which showed a 13.2% decrease in comparable store sales for the Lone
Star Steakhouse & Saloon concept during this period.

         On October 25, 2006, we sent a letter to our stockholders highlighting some of the primary reasons that led our board of directors to determine that the transactions are in the best interest of our stockholders.

         On or about October 31, 2006, we were served with an amended complaint and motion for temporary injunction in the purported class action brought in the
District Court of Sedgwick County, Kansas, on behalf of Superior Partners, an alleged stockholder of ours, and all others similarly situated. The amended complaint, which also names as defendants Jamie B. Coulter, our Chief Executive
Officer, and our directors Fred B. Chaney, Ph.D., William B. Greene, Jr., Clark
R. Mandigo, Mark Saltzgaber, Thomas C. Lasorda, Michael A. Ledeen, Ph.D.,
Anthony Bergamo and John D. White (the "Individual Defendants"), alleges two claims arising out of the proposed transactions: (1) a claim against the
Individual Defendants for breach of fiduciary duty; and (2) a claim against the
Individual Defendants and us for failure to disclose purportedly material information regarding the proposed transactions. The claim against Lone Star
Funds contained in the original complaint was dropped. The amended complaint seeks an injunction blocking our sale, compensatory and rescissory damages, pre-
and post-trial interest and costs. We filed an opposition to the temporary injunction and a motion to dismiss the amended complaint. After the parties engaged in limited expedited discovery, on November 17, 2006, the District Court held a hearing on plaintiff's motion for a temporary injunction and our motion to dismiss, and denied both motions. We believe that these claims are without merit and intend to continue to defend this action vigorously.

         On November 2, 2006, members of our board of directors participated in a telephone conference call to discuss the proxy solicitation process and status of the transactions.

         On November 7, 2006, we sent a letter to our stockholders in order to provide them with additional detail regarding the process undertaken by the board of directors in reaching the decision to sell our company, as well as the board of directors' views with respect to our valuation.

         On November 17, 2006, we sent a letter to one of our institutional stockholders with respect to the ability of potential third-party buyers to submit an alternative proposal to acquire us and perform a comprehensive due diligence review of our company.

         On or about November 17, 2006, Leo Kwalik, an alleged shareholder of ours, filed a separate purported class-action complaint against us, also in the
District Court of Sedgwick County, Kansas. This complaint, which also names as defendants our directors Fred B. Chaney, Ph.D., William B. Greene, Jr., Clark R.
Mandigo, Mark Saltzgaber, Thomas C. Lasorda, Michael A. Ledeen, Ph.D., Anthony
Bergamo and John D. White (the "Director Defendants"), alleges a claim against

                                      S-13

the defendants for breach of fiduciary duty also arising out of the proposed transactions. This complaint seeks: (1) a declaratory judgment that the merger agreement was entered into in breach of defendants' fiduciary duties and is therefore unenforceable; (2) an injunction against consummation of the merger agreement unless and until we implement procedures to obtain the highest price for stockholders; (3) an injunction directing the Director Defendants to exercise their fiduciary duties to obtain a transaction in the best interest of our stockholders; (4) a constructive trust in favor of plaintiff against any benefits improperly received by defendants; and (5) costs and disbursements in the action, including attorneys' and experts' fees. We believe that this claim is without merit and intend to defend this action vigorously.

         On November 20-21, 2006, certain of our executive officers and directors met with several of our institutional stockholders regarding the transactions. Following these meetings, representatives of the Company, Lone
Star Funds and their respective advisors discussed what had transpired at these meetings and had preliminary conversations with respect to a potential amendment to the original merger agreement.

         On November 22, 2006, our board of directors held a telephonic meeting at which the board members received an update on the meetings that had taken place with our institutional stockholders and the preliminary conversations that had occurred regarding a potential amendment to the original merger agreement.

         During the week of November 26, 2006, discussions regarding a potential amendment to the original merger agreement continued among the Company, Lone
Star Funds and their respective legal and financial advisors. On November 29,
2006, our board of directors met again to discuss the status of the discussions regarding a potential amendment, the status of the stockholder vote on the original merger agreement and the potential alternatives available to our company.

         On the morning of November 30, 2006, representatives of Lone Star Funds and our company had further discussions regarding an amendment to the original merger agreement. During these discussions, the parties agreed to an increase in the aggregate transaction consideration from $27.10 per share in cash to $27.35 per share in cash. Counsel for the respective parties proceeded to document this agreement in an amendment to the original merger agreement.

         On November 30, 2006, after having carefully considered the terms of the amended merger agreement, the board of directors unanimously declared the sale of the transferred subsidiaries, the merger and the amended merger agreement advisable, fair to and in the best interests of us and our stockholders, approved the sale of the transferred subsidiaries, the merger and the amended merger agreement, and resolved to recommend that our stockholders adopt the amended merger agreement and approve the transactions contemplated thereby.

         On November 30, 2006, Acquisitions, Merger Sub and we executed the amendment to the original merger agreement.

         Also on November 30, 2006, we convened our special meeting of stockholders, at which we received the requisite vote of our stockholders needed to adjourn the special meeting. The special meeting was adjourned until December
12, 2006, at 1:00 p.m., Eastern Time, to allow our stockholders to consider the increased transaction consideration and amended merger agreement.

         Later in the day on November 30, 2006, we issued a press release announcing the signing of the amendment to the original merger agreement and the adjournment of the special meeting.

                                      S-14

RECOMMENDATION OF THE BOARD OF DIRECTORS

         After careful consideration, our board of directors has unanimously determined that the amended merger agreement, the sale of the transferred subsidiaries and the merger are advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders and has unanimously approved the amended merger agreement and the transactions contemplated thereby. The board of directors unanimously recommends that you vote "FOR" the adoption of the amended merger agreement and the approval of the transactions contemplated thereby at the special meeting and "FOR" the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

FINANCING FOR THE TRANSACTIONS; SOURCE AND AMOUNT OF FUNDS

         THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE AMENDED MERGER
AGREEMENT IS NOT CONDITIONED ON ACQUISITIONS OBTAINING FINANCING. The total amount of funds required by Acquisitions to pay the consideration to be paid for the transferred subsidiaries and the merger, and to pay related fees and expenses, is estimated to be approximately $628 million. Acquisitions plans to fund this through its working capital, borrowings under existing lines of credit and other sources of immediately available funds. The foregoing estimate does not take into account the results of the exercise by stockholders of dissenters'
rights under Delaware law which may result in their receipt of consideration less than, more than or equal to the transaction consideration which would have been payable to them under the terms of the amended merger agreement.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

         The information below reflects the effects of the amendment to the original merger agreement and updates certain information presented in "The
Transactions--Interests of Certain Persons in the Transactions" beginning on page 44 of the definitive proxy statement.

         TREATMENT OF STOCK OPTIONS

         As a result of the amended merger agreement, a holder of outstanding options to purchase shares of our common stock, whether or not then vested, at the effective time of the merger, will be entitled to receive a cash amount equal to the product of (a) the amount, if any, by which $27.35 exceeds the exercise price per share of each option held by such person at the effective time of the merger, multiplied by (b) the number of shares subject to such option held by such person, less any applicable withholdings for taxes. No consideration will be paid in respect of any stock options for which the exercise price equals or exceeds $27.35 per share.

         Each of our directors and executive officers owns vested and/or unvested options with exercise prices of less than $27.35 per share. The following table sets forth the cash consideration that the directors and executive officers, individually and as a group, will be entitled to receive under the amended merger agreement in consideration for the cancellation of unvested and vested options held by such directors and executive officers.

                                      S-15

                                                                                                                  Total
                                                                                                              Consideration
                          Number of      Consideration                       Consideration                         for
                            Shares           for            Number of           for           Total Number    Cancellation
                          Subject to     Cancellation         Shares          Cancellation     of Shares      of Unvested
                           Unvested       of Unvested       Subject to          of Vested      Subject to      and Vested
Name                       Options        Options(1)      Vested Options       Options(1)       Options        Options(1)
----                      ----------   ---------------    --------------     -------------    ------------    -------------
Jamie B. Coulter            48,750     $      -(2)          1,178,639         $17,297,801      1,227,389       $17,297,801

John D. White               45,000            -(2)            265,000           4,720,313        310,000         4,720,313

Gerald T. Aaron             26,250            -(2)            158,750           2,832,188        185,000         2,832,188

Deidra Lincoln              15,000            -(2)             84,576           1,492,338         99,576         1,492,338

Mark Mednansky             101,250         318,000              8,750                -(3)        110,000           318,000

Jon W. Howie                53,350          62,330             12,750              73,900         66,100           136,230

Fred B. Chaney              24,375          41,250              5,625               3,150         30,000            44,400

William B. Greene, Jr.      24,375          41,250             19,225             213,270         43,600           254,520

Clark R. Mandigo            24,375          41,250             19,225             213,270         43,600           254,520

Mark Saltzgaber             24,375          41,250             37,425             414,740         61,800           455,990

Thomas Lasorda              24,375          41,250             42,425             479,990         66,800           521,240

Michael Ledeen              24,375          41,250             52,425             610,490         76,800           651,740

Anthony Bergamo             60,625          78,625             16,875              12,075         77,500            90,700

All directors and
executive officers as
a group                    496,475     $   706,455          1,901,690         $28,363,525      2,398,165       $29,069,980

-----------------------

     (1) Under the amended merger agreement, no consideration will be paid in respect of any stock options for which the exercise price equals or exceeds $27.35 per share. Accordingly, these options will be cancelled and all of the rights of the holders of these options will terminate at the effective time of the merger, and the holders of these options will not receive any payment in respect of these options.

     (2) The exercise price of all unvested options held by these individuals equals or exceeds $27.35 per share.

     (3) The exercise price of all vested options held by Mr. Mednansky equals or exceeds $27.35 per share.

                                      S-16

                MARKET PRICE OF LONE STAR STEAKHOUSE COMMON STOCK

         Our common stock is quoted on Nasdaq under the symbol "STAR." As of
October 17, 2006, there were approximately 295 holders of record of our common stock. The following table sets forth, for the periods indicated, the high and low prices during the day for our common stock, as reported on Nasdaq.

                                                         High             Low
         ------------------------------                ---------       ---------
         CALENDAR 2004
         First Quarter                                 $   29.98       $   23.15
         Second Quarter                                $   33.03       $   24.73
         Third Quarter                                 $   27.47       $   20.70
         Fourth Quarter                                $   28.17       $   23.84
         CALENDAR 2005
         First Quarter                                 $   29.60       $   25.66
         Second Quarter                                $   31.98       $   27.61
         Third Quarter                                 $   31.14       $   24.02
         Fourth Quarter                                $   27.07       $   22.56
         CALENDAR 2006
         First Quarter                                 $   29.09       $   22.96
         Second Quarter                                $   28.50       $   24.33
         Third Quarter                                 $   28.25       $   22.55
         Fourth Quarter (through December 1, 2006)     $   28.46       $   26.98

                           FORWARD LOOKING STATEMENTS

         This proxy supplement includes and incorporates by reference statements that are not historical facts. These forward-looking statements are based on our and/or, where applicable, Acquisitions' current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements include the information concerning possible or assumed future results of operations and also include those preceded or followed by words such as "anticipates," "believes,"
"thinks," "could," "estimates," "expects," "intends," "may," "should," "plans,"
"targets" and/or similar expressions. There may be events in the future that cannot be accurately predicted or over which there is no control. Stockholders should be aware that the occurrence of the events described in this proxy supplement or in the documents incorporated herein by reference could have a material adverse effect on our business, operating results and financial condition or ability to consummate the transactions contemplated by the amended merger agreement. Examples of these risks include without limitation:

         o        risk factors disclosed in our Annual Report on Form 10-K for the fiscal year ended December 27, 2005 incorporated by
                  reference in this proxy supplement;

         o        the risk that the amended merger agreement could be
                  terminated, including under circumstances that would require us to reimburse expenses up to $1.5 million or pay a
                  termination fee of $18 million; and

         o        costs and charges related to the transactions.

                                      S-17

         The forward-looking statements are not guarantees of future performance, events or circumstances, and actual results may differ materially from those contemplated by the forward-looking statements.

         The forward-looking statements contained in this proxy supplement are excluded from the safe harbor protection provided by the Private Securities
Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as
amended.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our stockholders may read and copy the documents incorporated by reference, and any reports, statements or other information we have filed at the SEC's public reference room located at 100 F Street, N.E.,
Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100
F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at
1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the
SEC are also available to the public through this web site at www.sec.gov.

         If you have questions about the special meeting, the amended merger agreement or the transactions after reading this proxy supplement, you may contact our proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue,
20th Floor, New York, New York 10022 or call Innisfree toll-free at (877)
456-3488.

         We have not authorized anyone to give you any information or to make any representation about the transactions or any of the parties involved that differs from or adds to the information contained in this proxy supplement or in the documents we have publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

         The information contained in this proxy supplement speaks only as of the date indicated on the cover of this proxy supplement unless the information specifically indicates that another date applies.

                           INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" information filed with it, which means that we can disclose important information to you by referring you to the documents containing such information. The information incorporated by reference is an important part of this proxy supplement, and information filed later by us with the SEC will automatically update and supersede this information.

         We incorporate by reference the documents listed below and, with respect to this proxy supplement, any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934,
which we refer to as the "Exchange Act":

         o        our Annual Report on Form 10-K for the fiscal year ended
                  December 27, 2005, as amended on Form 10-K/A on April 26,
                  2006;

         o        our Quarterly Report on Form 10-Q for the fiscal quarter ended
                  March 21, 2006;

         o        our Quarterly Report on Form 10-Q for the fiscal quarter ended
                  June 13, 2006;

                                      S-18

         o        our Quarterly Report on Form 10-Q for the fiscal quarter ended
                  September 5, 2006;

         o        our Current Report on Form 8-K, as filed with the SEC on
                  January 11, 2006;

         o        our Current Report on Form 8-K, as filed with the SEC on
                  February 8, 2006;

         o        our Current Report on Form 8-K, as filed with the SEC on
                  March 14, 2006;*

         o        our Current Report on Form 8-K, as filed with the SEC on
                  May 2, 2006;*

         o        our Current Report on Form 8-K, as filed with the SEC on
                  May 9, 2006;

         o        our Current Report on Form 8-K, as filed with the SEC on
                  June 15, 2006;

         o        our Current Report on Form 8-K, as filed with the SEC on
                  July 26, 2006;*

         o        our Current Report on Form 8-K, as filed with the SEC on
                  August 2, 2006;*

         o        our Current Report on Form 8-K, as filed with the SEC on
                  August 18, 2006;

         o        our Current Report on Form 8-K, as filed with the SEC on
                  August 21, 2006;

         o        our Current Report on Form 8-K, as filed with the SEC on
                  October 17, 2006;*

         o        our Current Report on Form 8-K, as filed with the SEC on
                  October 19, 2006; and

         o        our Current Report on Form 8-K, as filed with the SEC on
                  December 1, 2006.

-----------------------

         *        Portions of these reports were furnished to the SEC under Item
                  2.02 (Results of Operations and Financial Condition) or Item
                  7.01 (Regulation FD Disclosure). Pursuant to General
                  Instruction B(2) and (6) of Form 8-K, the portions of these reports submitted under Items 2.02 and 7.01 are not deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. We are not incorporating by reference those portions of these reports that are not deemed to be "filed" for purposes of Section 18 of the Exchange Act, and will not incorporate by reference those portions of future filings of reports on Form 8-K into a filing under the Securities Act of 1933, as amended, or the
                  Exchange Act or into this proxy supplement that are not deemed to be "filed" for purposes of Section 18 of the Exchange Act.

         All documents and reports filed by us pursuant to Section 13(a), 13(c),
14, or 15(d) of the Exchange Act after the date of this proxy supplement and on or prior to the date of the special meeting are deemed to be incorporated by reference in this proxy supplement, and only for the purpose of this proxy supplement, from the date of filing of such documents or reports, except as to any portion of any future annual or quarterly reports or proxy statements which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy supplement will be deemed to be modified or superseded for purposes of this proxy supplement, and only for the purposes of this proxy supplement, to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this

                                      S-19

proxy supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy supplement.

         Any person receiving a copy of this proxy supplement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents. Requests should be directed to our proxy solicitor, Innisfree M&A Incorporated, at 501
Madison Avenue, 20th Floor, New York, New York 10022, or call Innisfree toll-free at (877) 456-3488. If you would like to request any of this information, please notify us as soon as possible in order to receive the information before the special meeting is reconvened.

                          OTHER PROXY STATEMENT MATTERS

         A form of proxy is enclosed for your use. Please complete, date, sign and return the proxy as soon as possible in the enclosed envelope, which requires no postage if mailed in the United States, or submit your proxy by telephone or over the Internet following the instructions on the proxy card. A prompt submission of your proxy will be appreciated.

         This proxy supplement does not constitute an offer to sell or to buy, or a solicitation of an offer to sell or to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction.

                                      S-20

                                                                         ANNEX A
                                                                         -------

                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of
November 30, 2006 (this "AMENDMENT"), is by and among Lone Star Steakhouse &
Saloon, Inc., a Delaware corporation (the "COMPANY"), Lone Star U.S.
Acquisitions LLC, a Delaware limited liability company ("PURCHASER") and COI
Acquisition Corp., a Delaware corporation ("MERGER SUB") and an affiliate of
Purchaser. All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

                                    RECITALS

         WHEREAS, the parties have entered into that certain Agreement and Plan of Merger, dated as of August 18, 2006 (the "MERGER AGREEMENT"); and

         WHEREAS, the parties desire to amend the Merger Agreement in the manner more particularly described below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties, and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section 1.01. AMENDMENT TO THE MERGER AGREEMENT. The dollar amount
"$6.33" set forth in Section 1.4(b) of the Merger Agreement is hereby amended to be "$6.58".

         Section 1.02      GENERAL PROVISIONS.

         (a) GOVERNING LAW. This Amendment shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Delaware, without regard to the conflicts of law principles thereof. In any action between any of the parties arising out of or relating to the subject matter of this Amendment: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the
State of Delaware (and agrees not to commence any such action except in such courts) and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in such court has been brought in an inconvenient forum; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with the Merger Agreement.

         (b) COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (c) SEVERABILITY. In case any provision in this Amendment shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

        (d) BINDING AGREEMENT; NO ASSIGNMENT. This Amendment shall be effective only if it is signed by the Purchaser, Merger Sub and the Company. Thereafter,
this Amendment shall be binding upon and inure to the benefit of the Purchaser,
Merger Sub, the Company and each of their successors and assigns. No party to this Amendment shall assign this Amendment, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties hereto.

         (e) NO OTHER AMENDMENTS. Except as set forth herein, the terms and provisions of the Merger Agreement will remain in full force and effect in accordance with their terms. On or after the date of this Amendment, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof,"
"herein" or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment, and this Amendment shall be deemed to be a part of the Merger Agreement.

         IN WITNESS WHEREOF, the Company, Purchaser and Merger Sub have duly executed this Amendment, all as of the date first written above.

                                       LONE STAR STEAKHOUSE & SALOON, INC., a
                                       Delaware corporation

                                       By: /s/ Jamie B. Coulter
                                           ----------------------------------------
                                           Jamie B. Coulter, Chief Executive Officer

                                       LONE STAR U.S. ACQUISITIONS LLC, a Delaware
                                       limited liability company

                                       By: /s/ Marc L. Lipshy
                                           ----------------------------------------
                                           Marc L. Lipshy, Vice President

                                       COI ACQUISITION CORP., a Delaware corporation

                                       By: /s/ Marc L. Lipshy
                                           ----------------------------------------
                                           Marc L. Lipshy, Vice President

                             YOUR VOTE IS IMPORTANT
            Please take a moment now to vote your shares of Lone Star
               Steakhouse & Saloon, Inc. common stock for the 2006
                        Special Meeting of Stockholders.

                    YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.   VOTE BY TELEPHONE -- Please CALL TOLL-FREE AT 1-866-853-9729 ON A
     TOUCH-TONE TELEPHONE and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or
     Canada, call 1-215-521-1342.)

                                       OR

2.   VOTE BY INTERNET -- Please access HTTPS://WWW.PROXYVOTENOW.COM/STAR and follow the simple instructions on the screen. Please note you must type an
     "s" after http.

                    ----------------------------------------
                   |                                        |
                   |                                        |
                    ----------------------------------------

         You may vote by telephone or Internet 24 hours a day, 7 days a week.
         Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a WHITE proxy card.

                                       OR

3.   VOTE BY MAIL--If you do not have access to a touch-tone telephone or to the
     Internet, please complete, sign, date and return the WHITE proxy card in the envelope provided to: Lone Star Steakhouse & Saloon, Inc., c/o
     Innisfree M&A Incorporated, FDR Station, P.O. Box 5154, New York, NY
     10150-5154.

         TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE
                                ENVELOPE PROVIDED
--------------------------------------------------------------------------------

-----    PLEASE MARK
| X |    YOUR VOTE AS IN
-----    THIS EXAMPLE

                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1.  To adopt the Agreement and Plan of Merger, dated as of    FOR    AGAINST   ABSTAIN     3.  In their discretion, the Proxies are
    August 18, 2006, as amended as of November 30, 2006       |_|      |_|       |_|           authorized to consider and take
    (the "Merger Agreement"), by and among Lone Star                                           action upon such other matters as may
    Steakhouse & Saloon, Inc. (the "Company"), Lone Star                                       properly come before the meeting or
    U.S. Acquisitions LLC ("Lone Star Acquisitions") and                                       any adjournment thereof.
    COI Acquisition Corp., an affiliate of Lone Star
    Acquisitions, pursuant to which the Company will sell
    to an affiliate or affiliates of Lone Star Acquisitions
    all of the shares of capital stock of certain of the
    Company's subsidiaries designated by Lone Star
    Acquisitions, and, immediately thereafter, COI
    Acquisition Corp. will merge with and into the Company,
    and the Company will be the surviving corporation in
    the merger and become an affiliate of Lone Star
    Acquisitions.

2.  To approve the adjournment of the special meeting, if     FOR    AGAINST   ABSTAIN     The undersigned revokes any prior
    necessary or appropriate, to solicit additional proxies   |_|      |_|       |_|       proxies to vote the shares covered by
    if there are insufficient votes at the time of the                                     this proxy. Date:
    special meeting to adopt the Merger Agreement and                                      ____________________________, 2006
    approve the transactions contemplated thereby.

                                                                                            -----------------------------------------
                                                                                            Signature

                                                                                            -----------------------------------------
                                                                                            Signature

                                                                                            NOTE: Please sign exactly as your name
                                                                                            or names appear on this Proxy. When
                                                                                            shares are held jointly, each holder
                                                                                            should sign. When signing as executor,
                                                                                            administrator, attorney, trustee or
                                                                                            guardian, please give full title as
                                                                                            such. If the signer is a corporation,
                                                                                            please sign full corporate name by duly
                                                                                            authorized officer, giving full title as
                                                                                            such. If signer is a partnership, please
                                                                                            sign in partnership name by authorized
                                                                                            person.
      PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE
                                                           UNITED STATES.

                               PLEASE VOTE TODAY!

                                   SEE REVERSE

                        SIDE FOR THREE EASY WAYS TO VOTE.

         TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE
                                ENVELOPE PROVIDED
--------------------------------------------------------------------------------

                       LONE STAR STEAKHOUSE & SALOON, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               LONE STAR STEAKHOUSE & SALOON, INC. (THE "COMPANY")
          FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY
      TO BE HELD AT 1:00 P.M., EASTERN TIME, ON TUESDAY, DECEMBER 12, 2006

P
R    The undersigned  hereby appoints Jamie B. Coulter,  John D. White, and each
O    of them,  attorneys and proxies with full power of  substitution to vote in
X    the name of and as proxy for the undersigned all the shares of common stock
Y    of the Company held of record by the undersigned on October 17, 2006 at the
     Special  Meeting of  Stockholders  of the  Company to be held at 1:00 p.m.,
     Eastern  Time,  on Tuesday,  December  12,  2006,  at the offices of Olshan
     Grundman Frome  Rosenzweig & Wolosky LLP,  located at Park Avenue Tower, 65
     East 55th Street, New York, New York 10022, and at any adjournment thereof.

     PROPERLY  EXECUTED  PROXIES WILL BE VOTED IN THE MANNER  DIRECTED HEREIN BY
     THE  UNDERSIGNED.  IF NO SUCH  DIRECTIONS  ARE GIVEN,  SUCH PROXIES WILL BE
     VOTED FOR PROPOSALS 1 AND 2.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)